Exhibit 4.2

APPLIED FILMS CORPORATION

1997 STOCK OPTION PLAN

1. NAME AND PURPOSE

This plan shall be called the Applied Films Corporation 1997 Stock Option Plan (the “Plan”). The Plan is intended to encourage stock ownership by certain key employees of Applied Films Corporation (the “Company”) and to provide them with an additional incentive to contribute to the success of the Company.

2. EFFECTIVE DATE AND TERM OF PLAN

The effective date of the Plan shall be the date the Plan is approved by the shareholders of the Company. Options may not be granted under the Plan after April 29, 2007; provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

3. ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company or by a committee appointed by the Company’s Board of Directors (the “Committee”). The administrating body shall be referred to as the “Administrator”. The Committee, if appointed, shall consist of not less than one (1) member. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

The Administrator may establish such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Administrator shall keep minutes of its meetings. A majority of the Administrator shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts approved in writing by a majority of the members of the Administrator, shall be the valid acts of the Administrator.

The Administrator shall determine the persons to whom options are to be granted and the number of shares subject to each such option. The Administrator shall also determine such other matters with respect to the options as may be specified in the Plan.

The interpretation and construction by the Administrator of any provisions of the Plan or of any option granted under it shall be final and binding upon the Company, the Board of Directors and optionees. No member of the Board of Directors or the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

4. ELIGIBILITY

Subject to the limitations contained in this paragraph, the persons who shall be eligible to receive options shall be such key employees (including employee officers and directors) of the Company, as the Administrator shall select. In making such selections, the Administrator may consider the recommendations of the Company’s chief executive officer, the nature of the services rendered by the respective employees, their present and potential contributions to the Company’s success and the success of the particular subsidiary or division of the Company by which they are employed and such other factors as the Administrator shall deem relevant. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. Subject to adjustments consistent with the provisions of Paragraph 6(g), no one optionee may be granted options covering more than a total of fifty percent (50%) of the Common Stock originally reserved for issuance under this Plan, as defined in Paragraph 5 hereof, plus such increases as may from time to time be approved by the Company’s shareholders.

5. STOCK AVAILABLE FOR OPTIONS

Subject to adjustments as provided in Paragraph 6(g), the aggregate number of shares reserved for purposes of the Plan shall be Seventeen Thousand Five Hundred (17,500) shares of the Company’s Common Stock, no par value per share (“Common Stock”), either authorized but unissued shares or shares held in treasury. If any outstanding option under the Plan for any reason expires or is terminated for any reason before April 29, 2007, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

6. DATE OF GRANT; TERMS AND CONDITIONS OF OPTIONS

Stock options granted pursuant to the Plan shall be authorized by the Board of Directors. The date on which an option shall be granted shall be the date of the Board’s authorization of the option or such later date as shall be determined by the Board at the time the option is authorized. All stock options granted pursuant to the Plan shall be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Options granted under this Plan shall be evidenced by agreements in such form as the Administrator shall approve, which agreements shall comply with and be subject to the following terms and conditions:

(a) Number and Maximum Value of Shares. Each option shall state the number of shares to which it pertains. The aggregate fair market value (determined as of the time the option is granted) of shares with respect to which the option is exercisable for the first time by any employee during any calendar year shall not exceed $100,000.

(b) Option Price. Each option shall state the option price. The option price will be established by the Administrator and must be equal to or greater than the fair market value of the shares on the date the option is granted; provided, however, if the optionee owns shares representing more than ten percent (10%) of the total voting power of the Company’s Common Stock at the time an option is granted, the option price will be determined by the Administrator and must be equal to or greater than one hundred ten percent (110%) of the fair market value of the shares on the date the option is granted. If the shares are listed on an established stock exchange or exchanges, the fair market value per share shall be the closing sale price on such exchange or exchanges or, if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of shares. If the shares are not listed on such a stock exchange or exchanges but are instead reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), then the fair market value per share shall be the closing sale price as reported on NASDAQ on the day the option is granted or, if there are no sales reported by the NASDAQ on that date, the next preceding day on which there was a sale reported by NASDAQ. The fair market value of shares for options granted prior to any listing or designation of the Company’s securities on an exchange or on NASDAQ and prior to any initial public offering of the Company’s securities shall be determined in good faith by the Administrator.

(c) Medium of Payment. The option price shall be payable to the Company in United States dollars in cash or by check, bank draft or money order payable to the order of the Company.

(d) Term and Exercise of Options. The term of each option granted under the Plan shall be not more than ten (10) years from the date on which the option is granted; provided, however, that in the case of an employee who owns shares representing more than ten percent (10%) of the total voting power of the Company’s Common Stock at the time the option is granted, the term of such option shall be not more than five (5) years from the date of grant. An option may be exercised at any time or from time to time during the term of the option upon written notice to the Company of the optionee’s intention to exercise the option as to any or all full shares covered by the option. Notwithstanding the foregoing, an option shall not be exercisable with respect to less than 100 shares unless the remaining shares covered by an option are fewer than 100 shares. The purchase price of the shares shall be paid in full upon delivery to the optionee of certificates for such shares. Excluding non-employee directors, and except as provided in Paragraph 6(f), an option may be exercised by the optionee only while the optionee is employed by the Company and only during his lifetime. Options granted under the Plan may be exercised in any order, regardless of the date of grant or the existence of any other outstanding stock option of the Company.

(e) Options not Transferable. Options may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution to the extent provided in Paragraph 6(f)(ii). During the lifetime of an optionee, the options shall be exercisable only by the optionee. Following the death of an optionee, the options shall be exercisable only to the extent provided in Paragraphs 6(g)(ii).

(f) Terminating of Employment with Respect to An Employee/Optionee.

(i) Termination of Employment for Reasons Other Than Retirement, Disability or Death. In the event an employee/optionee shall cease to be employed by the Company for any reason other than on account of retirement, disability or death, no option shall be exercisable by the optionee more than thirty (30) days after termination; provided, if an optionee accepts employment with or otherwise aids or assists any competitor of the Company, all options shall be void upon the date such employment was accepted or such assistance was provided; and provided further that if an optionee’s employment is terminated due to malfeasance, no option shall be exercisable by the optionee. Whether an optionee has accepted employment with or otherwise aided or assisted a competitor of the Company shall be the sole determination of the Administrator. Whether an authorized leave of absence or absence because of military or governmental service shall constitute termination of employment for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.

(ii) Termination of Employment for Death or Disability. In the event an employee/optionee ceases to be employed by the Company on account of death or physical disability, as determined by the Company, each option held by such optionee shall, to the extent exercisable on the date of death or disability, remain exercisable, in whole or in part, for a period of ninety (90) days following the optionee’s termination of employment; subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. Notwithstanding the foregoing, if any disabled optionee during the foregoing exercise period accepts employment with or otherwise aids or assists a competitor of the Company (as determined by the Administrator), all options shall be void on the date such employment was accepted or such assistance was provided.

(iii) Termination of Employment for Retirement. In the event an employee/optionee ceases to be employed by the Company on account of retirement (as determined by the Company), each option held by such optionee shall, to the extent exercisable on the date of such retirement, remain exercisable in whole or in part, for a period of ninety (90) days following the optionee’s termination of employment; subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If a retired employee ceases to be retired (as determined by the Company), all rights of the optionee must be exercised within thirty (30) days of the date on which the retired employee ceases to be retired; provided, however, that if any retired employee accepts employment with or otherwise aids or assists a competitor of the Company (as determined by the Administrator) all options shall be void on the date such employment was accepted or such assistance was provided.

In any case, the foregoing is subject to the prior expiration of the term of the option or options and any other limitation on the exercise of such option or options in effect at the date of exercise. No option shall be transferable by the optionee otherwise then by will, or if he or she dies intestate, by the laws of descent and distribution of the state of his or her domicile.

(iv) Termination of Options. Any option that is not exercised within whichever of the exercise periods specified in this paragraph 6(f) is applicable shall terminate upon expiration of such exercise period.

(g) Adjustment in Shares Covered by Option. The number of shares covered by each outstanding option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company’s state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the option would have been entitled. A sale of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate; provided, that each optionee shall, in such event, have the right immediately prior to such sale of assets, dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

In the event of a change in the shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

Except as hereinbefore expressly provided in this Paragraph 6(g) the optionee shall have no rights by reason of any subdivision or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any sale of assets, dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.

The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(h) Rights of a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares covered by his or her option until the date he or she becomes the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Paragraph 6(g) hereof. With respect to an employee/optionee, the Plan and any agreement executed hereunder shall not impose upon the Company any obligation to retain the optionee in its employ for any period.

(i) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Administrator, subject to approval of the Board of Directors, may modify or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

(j) Postponement of Delivery of Shares and Representations. The Company may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee’s intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. In such event no shares shall be issued to such holder unless and until the Company is satisfied with the correctness of any such representations.

(k) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Administrator and the Board of Directors shall deem advisable.

7. ADJUSTMENTS IN SHARES AVAILABLE FOR OPTIONS

The adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Paragraph 6(g), shall also apply to the number and kind of shares reserved for issuance pursuant to the Plan but not yet covered by options.

8. AMENDMENT OF THE PLAN

The Board of Directors of the Company, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders of the Company, no such revision or amendment shall: (a) increase the maximum number of shares which may be subject to the Plan; (b) increase the maximum number of shares which may be optioned to any one employee; (c) change the designation of the class of employees eligible to receive options; (d) materially increase the benefits accruing to option holders under the Plan; (e) decrease the price at which options may be granted; (f) remove the administration of the Plan from the Administrator; (g) render any member of the Administrator eligible to receive an option under the Plan while serving thereon; or (h) permit the granting of options under the Plan after April 29, 2007.

9. APPLICATION OF FUNDS

The proceeds received by the Company from the sale of shares pursuant to options will be used for general corporate purposes.

10. NO OBLIGATION TO EXERCISE OPTION

The granting of an option shall impose no obligation upon the optionee to exercise such option.

11. TAX WITHHOLDING

The exercise of any option under the Plan is subject to the condition that if at any time the Administrator shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then, in such event, the exercise of the option right shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Administrator.

12. CONSTRUCTION

This Plan shall be construed under the laws of the State of Colorado, United States of America.

Adopted by the Board of Directors of the Company effective as of April 29, 1997.

/s/ John S. Chapin
Secretary Applied Films Corporation

Approved by the Shareholders of the Company effective as of April 29, 1997.

/s/ John S. Chapin
Secretary Applied Films Corporation

FIRST AMENDMENT TO THE APPLIED FILMS CORPORATION

1997 STOCK OPTION PLAN

BACKGROUND

1. Effective April 29, 1997, Applied Films Corporation (the “Company”) adopted and approved the Applied Films Corporation 1997 Stock Option Plan (the “Plan”).

2. The Plan provided for the reservation, for purposes of the Plan, of seventeen thousand five hundred (17,500) shares of the Company’s common stock, no par value per share (the “April Shares”).

3. The Company is considering an initial public offering of its stock and desires to amend the Plan to provide for an increased number of shares to be authorized under the Plan.

4. Donnelly Corporation, a fifty percent (50%) shareholder of the Company, desires to place conditions upon the issuance of options pursuant to the Plan with respect to shares authorized for issuance hereunder other than the April Shares, providing specifically that the exercise of any options issued for the purchase of shares other than April Shares are expressly conditioned on the completion of the public offering referred to above.

AGREEMENT

1. The third sentence of the first paragraph of Section 3 of the Plan is deleted in its entirety and shall henceforth read as follows:

The Committee, if appointed, shall consist of not less than two (2) members, all of whom shall be directors of the Company who are not employed by the Company.

2. The provisions of Section 5 are deleted in their entirety and are replaced as follows:

Subject to the adjustments as provided in paragraph 6(g), the aggregate number of shares reserved for purposes of the Plan shall be One Hundred Seventy-two Thousand Five Hundred (172,500) shares of the Company’s Common Stock, no par value per share (“Common Stock”). The shares of Common Stock reserved hereunder shall be classified in two (2) blocks. The first block shall be referred to herein as the “April Shares” and shall be composed of the originally reserved One Hundred Twenty-two Thousand Five Hundred (122,500) shares. The remaining Fifty Thousand (50,000) shares of Common Stock reserved hereunder shall be referred to as the “September Shares”. If any outstanding option under the Plan for any reason expires or is terminated for any reason before April 29,2007, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

3. The provisions of Section 6(k) shall be deleted in their entirety and replaced with the following Section 6(k) and (1):

(k) September Shares Options. No option shall be granted hereunder on a date more than fourteen (14) days before the commencement of the initial public offering of the Company’s stock which provides for the purchase of September Shares. In the event options are granted during such fourteen (14) day period with respect to the September Shares, such options shall provide that they are exercisable solely on a contemporaneous basis with the commencement of the public offering and solely at an exercise price not less than the original offering price for which shares of Common Stock are being offered in the public offering.

(l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Administrator and the Board of Directors shall deem advisable.

4. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

Approved by the Board of Directors of the Company on September 10, 1997.

APPLIED FILMS CORPORATION

/s/ John S. Chapin
JOHN S. CHAPIN, Secretary

Approved by the Shareholders of the Company on September 19, 1997.

APPLIED FILMS CORPORATION

/s/ John S. Chapin
JOHN S. CHAPIN, Secretary

SECOND AMENDMENT TO THE APPLIED FILMS CORPORATION

1997 STOCK OPTION PLAN

BACKGROUND

1. Effective April 29, 1997, Applied Films Corporation (the “Company”) adopted and approved the Applied Films Corporation 1997 Stock Option Plan (the “Original Plan”).

2. Effective September 19, 1997, the Company adopted and approved the First Amendment to the Applied Films Corporation 1997 Stock Option Plan (the “First Amendment”, and together with the Original Plan, the “Plan”).

3. The Plan provides for the reservation, for purposes of the Plan, of one hundred seventy-two thousand five hundred (172,500) shares of the Company’s common stock, no par value per share.

4. The Company desires to amend the Plan to provide for an increased number of shares to be authorized under the Plan.

AGREEMENT

1. The provisions of Section 5 are deleted in their entirety and are replaced as follows:

Subject to the adjustments as provided in paragraph 6(g), the aggregate number of shares reserved for purposes of the Plan shall be Two Hundred Seventy-two Thousand Five Hundred (272,500) shares of the Company’s Common Stock, no par value per share (“Common Stock”). If any outstanding option under the Plan for any reason expires or is terminated for any reason before April 29,2007, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

2. The provisions of Section 6(k) shall be deleted in their entirety and Section 6(1) shall be renumbered as Section 6(k):

3. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

Approved by the Board of Directors of the Company on September 21, 1999.

APPLIED FILMS CORPORATION

/s/ John S. Chapin
JOHN S. CHAPIN, Secretary

Approved by the Shareholders of the Company on October 26, 1999.

APPLIED FILMS CORPORATION

/s/ John S. Chapin
JOHN S. CHAPIN, Secretary

THIRD AMENDMENT TO THE APPLIED FILMS CORPORATION

1997 STOCK OPTION PLAN

BACKGROUND

1. Effective April 29, 1997, Applied Films Corporation (the “Company”) adopted and approved the Applied Films Corporation 1997 Stock Option Plan (the “Original Plan”).

2. Effective September 19, 1997, the Company adopted and approved the First Amendment to the Applied Films Corporation 1997 Stock Option Plan (the “First Amendment”).

3. Effective October 26, 1999, the Company adopted and approved the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan (the “Second Amendment”, and together with the Original Plan and the First Amendment, the “Plan”).

4. The Plan provides for the reservation, for purposes of the Plan, of two hundred seventy-two thousand five hundred (272,500) shares of the Company’s common stock, no par value per share.

5. The Company desires to amend the Plan to provide for an increased number of shares to be authorized under the Plan.

AGREEMENT

1. The provisions of Section 5 are deleted in their entirety and are replaced as follows:

Subject to the adjustments as provided in paragraph 6(g), the aggregate number of shares reserved for purposes of the Plan shall be One Million Twenty-Two Thousand Five Hundred (1,022,500) shares of the Company’s Common Stock, no par value per share (“Common Stock”). If any outstanding option under the Plan for any reason expires or is terminated for any reason before April 29,2007, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

A-1

Approved by the Board of Directors of the Company on September 8, 2000.

APPLIED FILMS CORPORATION

/s/ Lawrence D. Firestone
Lawrence D. Firestone, Secretary

Approved by the Shareholders of the Company on October 25, 2000.

APPLIED FILMS CORPORATION

/s/ Lawrence D. Firestone
Lawrence D. Firestone, Secretary

A-2

FOURTH AMENDMENT TO THE APPLIED FILMS CORPORATION

1997 STOCK OPTION PLAN

BACKGROUND

1. Effective April 29, 1997, Applied Films Corporation (the “Company”) adopted and approved the Applied Films Corporation 1997 Stock Option Plan (the “Original Plan”).

2. Effective September 19, 1997, the Company adopted and approved the First Amendment to the Applied Films Corporation 1997 Stock Option Plan (the “First Amendment”).

3. Effective October 26, 1999, the Company adopted and approved the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan (the “Second Amendment”).

4. Effective October 25, 2000, the Company adopted and approved the Third Amendment to the Applied Films Corporation 1997 Stock Option Plan (the “Third Amendment”, and together with the Original Plan, First Amendment and Second Amendment, the “Plan”).

5. The Plan provides for the reservation, for purposes of the Plan, of one million twenty-two thousand five hundred (1,022,500) shares of the Company’s common stock, no par value per share.

6. The Company desires to amend the Plan to provide for the granting of stock options to key employees of its subsidiaries and to eliminate a repricing option, both of which are in the best interests of the Company.

AGREEMENT

1. The provisions of Section 1 are deleted in their entirety and are replaced as follows:

This plan shall be call the Applied Films Corporation 1997 Stock Option Plan (the “Plan”). The Plan is intended to encourage stock ownership by certain key employees of Applied Films Corporation and its Subsidiaries (collectively, “Company”) and to provide them with an additional incentive to contribute to the success of the Company. “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, limited liability companies, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

A-1

2. The sentence of Section 6(i) is deleted and replaced with the following:

Notwithstanding the foregoing, no modification of an option, within the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan, and without the consent of the shareholders of the Company, provide the optionee with a price per share more favorable to the optionee.

3. Section 12 is renumbered as Section 13 and a new Section 12 is inserted as follows:

12. LAWS OF FOREIGN JURISDICTIONS

Without amending this Plan, the Administrator may grant or amend options granted under the Plan to key employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in this Plan as may, in the judgement of the Administrator, be necessary to comply with foreign law or practice and to further the purposes of this Plan.

Approved by the Board of Directors of the Company on January 24, 2001.

APPLIED FILMS CORPORATION

/s/ Lawrence D. Firestone
Lawrence D. Firestone, Secretary

A-2

FIFTH AMENDMENT TO THE APPLIED FILMS CORPORATION

1997 STOCK OPTION PLAN

BACKGROUND

1. Effective April 29, 1997, Applied Films Corporation (the “Company”) adopted and approved the Applied Films Corporation 1997 Stock Option Plan (the “Original Plan”) which plan has been subsequently amended.

2. The Company desires to amend the Plan to provide that options granted under the Plan may include either incentive stock options or nonqualified stock options.

AGREEMENT

1. The third sentence of the first paragraph of Section 6 of the plan is deleted and replaced with the following sentence:

All stock options granted pursuant to the Plan shall be designated as either (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) nonqualified stock options.

2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

Approved by the Board of Directors of the Company on April 25, 2001.

APPLIED FILMS CORPORATION

By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone, Secretary